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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333- 47153) of HMI Industries, Inc. of our report dated February 13, 2004, except for the restatement and Note 5, as to which the date is October 20, 2004, relating to the financial statements for the years ending September 30, 2003 and 2002, which appears in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP
Cleveland, Ohio
December 16, 2004